Exhibit 21.1

List of Subsidiaries of Rentech Nitrogen Partners, L.P.

The following table sets forth a complete list of our subsidiaries after giving effect to the Transactions (as defined in the Registration Statement filed herewith, as may be amended from time to time):

Subsidiary	Jurisdiction of Organization
Rentech Nitrogen, LLC	Delaware